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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 23, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


             DELAWARE                   0-21042                  52-1659959
--------------------------------------------------------------------------------
 (State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)



                     421 CURRANT ROAD, FALL RIVER, MA 02720
                     --------------------------------------
                     Address of Principal Executive Offices


       Registrant's telephone number, including area code: (508) 675-3900
                                                           ---------------




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ITEM 5. OTHER EVENTS

MONTHLY OPERATING REPORTS FILED WITH UNITED STATES TRUSTEE

         On December 3, 1997, Molten Metal Technology, Inc. (the "Company") and its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the District of Massachusetts (Eastern Division) (the "Bankruptcy Court"). The case numbers are as follows:

         Molten Metal Technology, Inc.               97-21385-CJK
         MMT of Tennessee Inc.                       97-21386-CJK
         MMT Federal Holdings, Inc.                  97-21387-CJK
         M4 Environmental Management Inc.            97-21388-CJK
         M4 Environmental L.P.                       97-21389-CJK


         Pursuant to Federal Rule of Bankruptcy Procedure 2015 and the United States Trustee's Operating Guidelines and Reporting Requirements for Chapter 11 cases, each of the Company, MMT of Tennessee, Inc., MMT Federal Holdings, Inc., M4 Environmental Management Inc., and M4 Environmental, L.P. (collectively, the "Companies") must file a Monthly Operating Report (MOR) with the Office of the United States Trustee (Region One). The MOR for each of the Companies for the month ending June 30, 1998, together with a consolidated report, were filed with the Office of the United States Trustee on July 23, 1998. Copies of these MORs are attached hereto as Exhibits 99.1 through 99.6 and are incorporated herein by reference.

AMENDMENT OF POST-PETITION FINANCING AGREEMENT

         On March 9, 1998 the Company announced it had received approval from the Bankruptcy Court for a $20 million loan facility from affiliates of Morgens, Waterfall, Vintiadis & Company, Inc. (the "Lender"). The $20 million financing was used to repay a short-term loan received from the Lender and has also provided capital and operating funds to enhance the operations of the Company's two operating plants in Oak Ridge, Tennessee. The loan will become due on December 31, 1999 or the effective date of a Reorganization Plan for any of the Companies, whichever is earlier. Execution of the $20 million Post-Petition Medium-Term Financing agreement (the "Loan Agreement"), closing of the loan and initial advance of funds was completed on March 20, 1998.

         The Loan Agreement includes, among other things, several financial and operating covenants that require the Company to achieve certain standards as a condition of the loan, including an "Earnings Before Interest, Taxes, Depreciation and Amortization" ("EBITDA") covenant that obligates the Company to maintain its EBITDA above certain specified levels on a cumulative monthly basis, and a "Throughput" covenant that obligates the Company to maintain the amount of ion exchange resin processed at the Company's Q-CEP facility in Oak Ridge, Tennessee above certain specified levels, also on a cumulative monthly basis.




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Failure to comply with any of the covenants in the Loan Agreement, including the
EBITDA and Throughput covenants, could constitute an Event of Default under the Loan Agreement that would allow the Lender, among other things, to accelerate repayment of the outstanding loan balance together with accrued interest.

         On July 20, 1998, the Company and the Lender executed Amendment No. 1 to the Loan Agreement ("Amendment No. 1"). Amendment No. 1 modifies the EBITDA covenant and the Throughput covenant to reflect circumstances related to the capital improvements program (the "Improvement Program") for the Company's Q-CEP Facility in Oak Ridge, Tennessee (the Q-CEP Facility"). Amendment No. 1 modified the EBITDA covenant and Throughput covenant only for the time period through December 31, 1998. The EBITDA covenant and Throughput covenant for all time periods in 1999, through the end of the term of the loan on December 31, 1999, remain unchanged from those of the original Loan Agreement.

         The original covenants in the Loan Agreement assumed that a shutdown of the Q-CEP Facility to allow completion of the Improvement Program would commence in early May 1998 and last for approximately 4 weeks. In fact, the scheduled shutdown began on May 27, 1998 and lasted approximately 6 weeks. The start of the shutdown was delayed until necessary equipment was received on site. The duration of the shutdown was longer than expected because demolition and decontamination activities that were required prior to the installation of new equipment took longer than expected.

         Having completed the Improvement Program, the Company is now in the process of recommencing operations at the Q-CEP Facility. The intent of the Improvement Program is to increase the throughput of the Q-CEP Facility by 60% and lower its operating costs. The Company believes it will be able to determine the efficacy of the Improvement Program during the third quarter of 1998.

STATUS OF THE COMPANY'S CEP FACILITY IN BAY CITY, TEXAS

         The Company owns a Catalytic Extraction Processing ("CEP") Facility in Bay City, Texas (the "Bay City Facility"). The Bay City Facility is located on property that the Company leased in May, 1995 from Hoechst Celanese Chemical Group, Inc., predecessor in interest to Celanese Ltd. ("Celanese"). Construction of the Bay City Facility was largely completed by November, 1997; however, the Company was unable to commence operation of the Facility due to lack of necessary start-up and operating funds.

         After filing for protection under Chapter 11, the Company began actively searching for a partner or partners who could provide financial, technical, operational, and/or management support that is required to start-up and operate a chemical processing facility of this type. In June, 1998, the Company concluded that it was unlikely to find such a partner or partners, and on June 19, 1998 the Company filed with the Bankruptcy Court a motion to reject its lease with Celanese. This motion to reject the lease was approved by the Bankruptcy Court on July 8, 1998. Pursuant to the Bankruptcy Court's order granting the




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lease rejection motion, the Company will have access to the property for a period of up to two years to allow for orderly disposition of the Company's property. The Company is currently evaluating all available options for disposition of the Bay City Facility, including liquidation of the asset.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

Exhibit
Number            Description of Document
------            -----------------------

99.1 Monthly Operating Report (Consolidated) of the Company and its subsidiaries for the month ending June 30, 1998 (1)

99.2 Monthly Operating Report of the Company for the month ending June 30, 1998 (1)

99.3 Monthly Operating Report of the Company's subsidiary MMT of Tennessee Inc. for the month ending June 30, 1998 (1)

99.4 Monthly Operating Report of the Company's subsidiary MMT Federal Holdings, Inc. for the month ending June 30, 1998 (1)

99.5 Monthly Operating Report of the Company's subsidiary M4 Environmental Management Inc. for the month ending June 30, 1998 (1)

99.6 Monthly Operating Report of the Company's subsidiary M4 Environmental, L.P. for the month ending June 30, 1998 (1)

(1) The Company agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon its request.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             MOLTEN METAL TECHNOLOGY, INC.

Dated: July 24, 1998                         By: /s/ F. Gordon Bitter
                                                 ------------------------------
                                                 F. Gordon Bitter
                                                 Chief Executive Officer and
                                                 Chief Financial Officer